THIRD AMENDMENT AGREEMENT

AMENDMENT AGREEMENT (“Amendment”) dated as of August 26, 2013 to the Committed Facility Agreement dated March 6, 2009 between BNP Paribas Prime Brokerage, Inc. (“BNPP PB, Inc”) and DNP Select Income Fund Inc. (“Customer”).

WHEREAS, BNPP PB, Inc and Customer previously entered into a Committed Facility Agreement dated as of March 6, 2009 (as amended from time to time, the “Agreement”);

WHEREAS, the parties hereto desire to amend the Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual agreements provided herein, the parties agree to amend the Agreement as follows:

1.	Amendment to the Commitment Fee in Appendix B of the Agreement

The Commitment Fee shall be amended by replacing “75 bps” with “70 bps”.

2.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

3.	Miscellaneous

(a)	Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings specified for such terms in the Agreement.

(b)	Entire Agreement. The Agreement as amended and supplemented by this Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communications and prior writings (except as otherwise provided herein) with respect thereto. Except as expressly set forth herein, the terms and conditions of the Agreement remain in full force and effect.

(c)	Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

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IN WITNESS WHEREOF the parties have executed this Amendment with effect as of November 14, 2013.

BNP PARIBAS PRIME BROKERAGE, INC.		DNP SELECT INCOME FUND INC.

/s/ Jeffrey Lowe		/s/ Joyce B Riegel
Name:	Jeffrey Lowe	Name:	Joyce B Riegel
Title:	Managing Director	Title:	Chief Compliance Officer

/s/ Raphael Masgnaux
Name:	Raphael Masgnaux
Title:	Managing Director

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